JOINT FILING AGREEMENT


          In accordance with Rule 13d-1(k) under the Securities Exchange Act, as amended, the undersigned hereby agree to the joint filing on behalf of each of them on a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $.001 per share, of Magna-Lab, Inc. and that this Agreement be included as an Exhibit to such joint filing.

          IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 5th day of May, 2002.

                                                       /s/ [Hebrew signature]
Noga  Investments  in  Technologies,  Ltd.             -----------------------
                                                       Debora  Uzan
By:  /s/ [Hebrew signature]
    --------------------                               /s/ [Hebrew signature]
     Name: Itzhak Goldenberg                           -----------------------
     Title:Managing Director                           Eli  Uzan

Noga  Electrotechnica,Ltd.                             /s/ [Hebrew signature]
                                                       -----------------------
                                                       Hana  Goldenberg
By:  /s/ [Hebrew signature]
    --------------------                               /s/ [Hebrew signature]
     Name:Eli Uzan                                     -----------------------
     Title: Managing Director                          Itzhak  Goldenberg